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Exhibit 10.2 to Motorola, Inc.'s Form 10-Q
for the period ended September 28, 2002

Description of Future Compensation Arrangements between Motorola, Inc.
and David Devonshire, Executive Vice President and Chief Financial Officer

        The Company entered into compensation arrangements with Mr. Devonshire in March 2002 as an incentive for him to join Motorola. His compensation arrangements provide for the following payments to be made in the future as described below:

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  A sign-on bonus of $575,000, half of which was paid within 30 days of Mr. Devonshire's employment and the other half of which will be paid after completion of his first year of employment; if Mr. Devonshire voluntarily terminates his employment with Motorola or if he is terminated for cause within one year of his commencement of employment with Motorola, the sign-on bonus will have to be repaid in full

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  A stock option for 400,000 shares of Motorola common stock granted on March 18, 2002 with an option exercise of $14.00, the market price of Motorola stock on the date of grant; the options will expire on March 18, 2012; 25% of the options will vest on each anniversary of the grant for the following four years; the options are subject to the conditions of the Company's standard award agreement and stock option consideration agreement

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  A grant of 20,000 restricted stock units effective on March 18, 2002; the restrictions on 50% of the restricted stock units will lapse on March 18, 2005; the restrictions on an additional 25% of the restricted stock units will lapse on March 18, 2006; and the restrictions on the remaining restricted stock units will lapse on March 18, 2007

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  A guaranteed minimum payment under the Motorola Incentive Plan at the time bonuses for the year 2002 are payable under the plan in the amount of $244,375

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  A stock option grant as part of the Company's annual stock option grants in 2003, with respect to not less than $4,000,000 of the Company's shares, subject to Mr. Devonshire's continued employment with the Company through the grant date; when granted, the stock options will vest in four equal annual installments beginning one year after the date of grant and are subject to the conditions of the Company's standard award agreement and stock option consideration agreement

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  If Mr. Devonshire is terminated without cause, Motorola agrees to pay him severance equal to one year's base salary plus his targeted incentive payout.

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  Exhibit 10.2 to Motorola, Inc.'s Form 10-Q for the period ended September 28, 2002